POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, CATALYST FUNDS, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is the Treasurer, Principal Financial Officer and Principal Accounting Officer of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints DONALD S. MENDELSOHN and JOANN M. STRASSER as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 15th day of April, 2008.

/s/ David F. Ganley______________

David F. Ganley

Treasurer, Principal Financial Officer and

Principal Accounting Officer

STATE OF PENNSYLVANIA

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COUNTY OF _MONTGOMERY__

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Before me, a Notary Public, in and for said county and state, personally appeared David F. Ganley, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this _15th_ day of April, 2008.

/s/ Lisa Rucynski

Notary Public

Commonwealth of Pennsylvania

Notarial Seal

Lisa A. Ruczynski, Notary Public

Upper Moreland Twp. Montgomery County

My Commission Expires September 30, 2008